Exhibit 99.7

Citigroup Inc.
GBP 600,000,000 Floating Rate Notes due 2012
under the
Programme for the issuance of
Euro Medium-Term Notes, Series B

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
1.	Issuer:	Citigroup Inc.
2.	Specified Currency:	Sterling ("GBP")
3.	Aggregate Nominal Amount:	GBP 600,000,000
4.	Issue Price:	99.956%
5.	Specified Denominations:	GBP 50,000 and integral multiples of GBP 1,000 in excess thereof up to and including GBP 99,000.
6.	Issue Date:	16 January 2007
7.	Maturity Date:	Interest Payment Date falling in January 2012.
8.	Interest Basis:	The Notes bear interest payable quarterly in arrears at a floating rate of interest from, and including, 16 January 2007 to, but excluding the Maturity Date.
9.	Redemption/Payment Basis:	Redemption at par
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST PAYABLE
11.	Floating Rate Note Provisions:	Applicable
	(i) Interest Period:	3 month.
	(ii) Specified Interest Payment Dates:	Interest payable quarterly in arrears on 16 January, 16 April, 16 July and 16 October in each year beginning 16 April 2007, subject to adjustmentin accordance with the Business Day Convention.
	(iii) Business Day Convention:	Modified Following Business Day Convention
	(iv) Additional Business Center:	London
	(v) Manner in which the Rate of Interest is to be determined:	Screen Rate Determination
(vi) Screen Rate Determination:
	- Reference Rate:	3-month GBP-LIBOR-BBA.
	- Interest Determination Date:	The first day of the relevant Interest Period
	- Relevant Screen Page:	The display page designated LIBOR01 on Reuters
	- Relevant Time:	11.00 a.m. London time
	- Relevant Financial Center:	London
	(vii) Margin:	+ 0.09% per annum
	(viii) Day Count Fraction:	Actual/365(Fixed)
PROVISIONS RELATING TO REDEMPTION
12.	Final Redemption Amount:	Par
13.	Early Redemption Amount:	Par, payable on redemption for taxation reasons or on event of default
GENERAL PROVISIONS APPLICABLE TO THE NOTES
14.	Form of Notes:	Bearer Notes:.
Temporary Global Note exchangeable for a Permanent Global Note which is exchangeable for Definitive Notes in the limited circumstances specified in the Permanent Global Note
15.	New Global Note Form:	Not Applicable
16.	Additional Financial Center relating to Payment Dates:	London
17.	Consolidation provisions:	Applicable
DISTRIBUTION
18.	TEFRA:	The D Rules are applicable
19. Listing:	Regulated Market of the Luxembourg Stock Exchange
OPERATIONAL INFORMATION

20. ISIN Code:	XS0282530954
21. Common Code:	028253095